Our Asset Portfolio



Montana
North Dakota
Minnesota
South Dakota
Wyoming
Wisconsin
Michigan
Nebraska
Iowa
Illinois
Indiana
Ohio
Pennsylvania
New York
Maine
VT
NH
MA
CT
NJ
MD
DE
WV
Virginia
Kentucky
Missouri
Kansas
Colorado
New Mexico
Oklahoma
Arkansas
Tennessee
NC
SC
Georgia
Alabama
Mississippi
Louisiana
Texas
Florida
New Haven
Aurora
Chase
Scott City
Great Bend
St. Charles
Montvale
Richmond
Greensboro (2)
Selma
Knoxville (2)
Nashville (3)
Charlotte (2)
Spartanburg (2)
Cimarron
Oklahoma City
Chattanooga (2)
Little Rock (2)
North Augusta (2)
Birmingham
Doraville (2)
Macon
Montgomery
Albany
Orion West
Orion North
Southlake
Dallas
Odessa
Hearne
Orion South
East Houston
Galena Park
Marrero
Gibson
Corpus Christi

Recent Acquisition
- Petroleum Products Pipeline
- Petroleum Products Terminal

Petroleum Products Pipeline System
- Petroleum Products Pipeline
- Petroleum Products System Terminal

Petroleum Products Terminals
- Marine Petroleum Products Terminal
- Inland Petroleum Products Terminal

Ammonia Pipeline System
- Ammonia Pipeline
- Ammonia Terminal

MAGELLAN℠ MIDSTREAM PARTNERS, L.P.